UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

New York	1-4858	13-1432060
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
521 West 57th Street New York, New York		10019 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 765-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 14, 2009, International Flavors & Fragrances Inc. (the “Company”) entered into an agreement (the “Separation Agreement”) with Robert Amen, the Company’s former Chairman of the Board of Directors and Chief Executive Officer, in connection with his previously announced separation from the Company and his resignation as a director and officer of the Company effective as of September 30, 2009 (which press release announcing such retirement was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on September 14, 2009).  The Separation Agreement includes provisions that Mr. Amen will receive severance and other benefits, including pro rata vesting treatment with respect to his outstanding long-term incentive awards and other equity awards, which provisions are consistent with the terms and conditions of the Company’s Restated and Amended Executive Separation Policy as amended through and including December 31, 2007 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on July 30, 2008) and Mr. Amen’s Employment Agreement dated July 1, 2006 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 29, 2006).  The summary of Mr. Amen’s Separation Agreement is qualified in all respects by the terms and conditions of Mr. Amen’s Separation Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
10.1	Separation Agreement between International Flavors & Fragrances Inc. and Robert Amen effective as of September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.
Dated: October 19, 2009
	By:	/s/Dennis M. Meany
Dennis M. Meany
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
10.1	Separation Agreement between International Flavors & Fragrances Inc. and Robert Amen effective as of September 30, 2009.